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Exhibit 10.26

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

                  THIS SECOND AMENDMENT dated as of December 4, 2000 (the "Amendment") to that certain EMPLOYMENT AGREEMENT dated as of August 1, 1996 (the "Original Employment Agreement"), as amended by that certain First Amendment to Employment Agreement dated as of December 4, 1999 (the "First Amendment", and together with the Original Employment Agreement, the "Employment Agreement"), is made by and between BALANCED CARE CORPORATION, a Delaware corporation with a principal office at 1215 Manor Drive, Mechanicsburg, PA 17055, on behalf of it and each of its subsidiaries (the "Company"), and BRAD E. HOLLINGER, an individual residing at 2850 Ford Farm Road, Mechanicsburg, PA 17055 (the "Employee").

                                   WITNESSETH

                  WHEREAS, the Company and the Employee desire to amend the Employment Agreement as more specifically set forth herein.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1. Amendment to Employment Agreement. The first paragraph of Section 5(e) of the Employment Agreement shall be amended and restated as follows:

         "Good Reason. If the Employee resigns or retires for Good Reason within a reasonable time following the occurrence of any one or more of the events described below at subsections (i), (ii), (iii), (iv), (v),
         (vii) or (viii) or if the Employee resigns or retires for Good Reason on or before June 11, 2001 following the occurrence of the event described in subsection (vi), each as defined below, his employment under this Agreement shall terminate immediately and the Company shall have the obligations set forth in Section 6(g) hereof. For the purpose of this Agreement, "Good Reason" shall mean, absent the Employee's express written consent, the occurrence of one or more of the following:"


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Section 2. Employment Agreement in Effect. Except as specifically set forth in
Section 1 of this Amendment, all other terms, conditions and provisions of the Employment Agreement shall remain in full force and effect.

Section 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

Section 4. Counterparts. This Amendment may be executed by the parties in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


Employee:


/s/Brad E. Hollinger
Brad E. Hollinger



                                      BALANCED CARE CORPORATION

                                      By: /s/David Goldsmith
                                          David Goldsmith
                                          Chairman, Compensation Committee